September 7,2000

Mr. Merle Ferguson
President, CEO and Chairman
Affordable Homes of America, Inc.
45O5 W. Hacienda Avenue
Unit I-1
Las Vegas, Nevada 89118
USA

Fax: (702)579-4833

Dear Merle;

Subject: Quadrant Resources Letter Agreement

As a follow up to your recent discussions with Allison Eaton and as the next step to initiating the understandings reached by Affordable Homes of America (AHOA) and AL Nasr Trading & Industrial Corporation Llc.
in the Joint Venture Agreement dated August 15,20 00, I am pleased to confirm that Quadrant Resources Corp. (QRC) has agreed, subject to you r acceptance to form a strategic marketing alliance with Affordable Homes of America (AHOA). The purpose of the alliance, which is non-exclusive, is to provide an established public vehicle which will allow AHOA to expand the sale and construction of its unique home building materials and systems intentionally, as intended in the August 15th Agreement. This will be accomplished by capitalizing on the wide range of international partners and clients established in eastern Europe, Asia, Africa and India by Al Nasr and QRC. Because of the varied nature of these potential contracts, the precise terms and conditions for commissions paid to QRC will be agreed to by both QRC and AHOA and determined at the time each contract is awarded.

In order to maximize AHOA's opportunities and provide potential customers with sufficient decision-making information, QRC will have access to appropriate levels of technical detail relating to the building materials and systems. All QRC employees, consultants and/or agents and any potential customers who examine any such material determined by AHOA to be commercially confidential, will be required to execute a nondisclosure letter.

QRC looks forward to this exciting undertaking which we believe will be beneficial to both our organizations.

If the above terms accurately represents the points we have covered during our discussion, please signify your acceptance below and return one copy of this letter for our files.

Sincerely,

By: /s/ Fred Hess
        ---------
        Fred Hess
        President and COO

cc: Allison M. Eaton


Accepted by:

By: /s/ Merle Ferguson     09-07-2000
        --------------     ----------
        Merle Ferguson     Date